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                                                          Exhibit No. 10(iii)(h)


               RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



Section 1.    Purpose

          The purpose of the Plan is to enable the Company to promote the long-term, continuing success of the Company by providing a portion of the com-pensation for nonemployee directors in shares of Common Stock pursuant to the terms of the Plan in order to attract and retain persons of outstanding com-petence to serve on its Board of Directors; to provide competitive remuneration for such services; and to directly link a portion of the nonemployee director's long-term compensation to enhancement of stock value as a further incentive to promote a shareholder value perspective throughout the Company.

Section 2.    Administration

          The Plan shall be administered by the Board Affairs and Governance Committee (the "Committee") of the Board. The Committee shall have responsi-bility to interpret conclusively provisions of the Plan and to decide all questions of fact arising in its application. Determinations made with respect to any individual Participant shall be made without participation by that Participant in such determination.

Section 3.    Participants

          Participation in the Plan is limited to persons who serve on the Board at any time while the Plan is in effect and who are not then currently "employees" of the Company (or its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974, as amended. It is intended that all nonemployee Board members will be Participants in the Plan.

Section 4.    Shares Subject to Plan

          There is hereby reserved for the purpose of the Plan 100,000 shares of Common Stock which may be either authorized and unissued shares or treasury shares. The number of shares reserved pursuant to this Section 4 shall be subject to adjustment as provided in Section 7.2 of the Plan. In the event any shares issued pursuant to a restricted stock Award under the Plan are forfeited for any reason, such shares shall again be available for issuance pursuant to other restricted stock Awards under the Plan.

Section 5.    Awards

          Upon the effective date of the Plan, each Participant in the Plan shall receive an Award of 200 restricted shares of the Common Stock. Furthermore, upon the initial election of a director to the Board, whether at an annual election or to fill a vacancy, an award consisting of 200 restricted shares of the Common Stock shall be made to such director. Additional Awards of restricted shares of Common Stock will be made to each Participant in the Plan, who continues on the Board, each year effective as of July 1st of such year in the following amounts:

                  Years                               Amount
                  -----                               ------
                1995-1996                               200
                1997-1998                               300
                1999-2000                               400
            2001 and thereafter                         500

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Section 6.    Terms of the Awards

          6.1 Registration

          Each Award of restricted shares of Common Stock under the Plan shall be immediately registered on the transfer ledgers of the Company in the name of the Participant who receives the Award, subject to the other terms and conditions set forth in this Section 6.

          6.2 Dividends

          Each Participant shall have the right to receive all dividends and other distributions made with respect to restricted shares of Common Stock registered in his or her name, unless and until such shares are forfeited pursuant to the provisions of the Plan.

          6.3 Voting Rights

          Each Participant shall have the right to vote or execute proxies with respect to restricted shares of Common Stock registered in his or her name, unless and until such shares are forfeited pursuant to the provisions of the Plan.

          6.4 Possession, Issuance and Delivery

          Possession of the certificate representing restricted shares of Common Stock shall be retained by the Treasurer of the Company for the benefit of each Participant, but subject to the terms and conditions of the Plan, until the provisions of the Plan relating to removal of the restrictions have been satisfied as to particular restricted shares of Common Stock. Thereupon, the Treasurer of the Company shall promptly deliver the certificates for such shares to the Participant. Notwithstanding any other provision of the Plan, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

          6.5 Transfer Restrictions

          The shares of Common Stock awarded pursuant to the Plan may not be sold, assigned, pledged or otherwise transferred or encumbered by the Participant, unless and until the provisions of the Plan relating to removal of restrictions have been satisfied. Thereafter, a Participant may transfer or encumber such shares of Common Stock free from any restrictions under the Plan.

          6.6 Removal of Restrictions

          All of the shares of Common Stock issued pursuant to the Plan shall become free of the restrictions imposed by this Section 6 and shall become nonforfeitable upon the earliest to occur of the following:

              (a) the Participant's death or Disability while serving as a member of the Board;

              (b) failure of the Participant to be reelected to the Board after being duly nominated;

              (c)  retirement from the Board after six years of Board
                   service; or
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            (d)  removal from the Board or failure to be duly nominated for reelection to the Board, in either event, following a Change in Control of the Company.

      In the event of any other termination of Board service by a Participant, except in the case of removal from the Board or failure to be duly nominated for reelection to the Board, a portion of the shares of Common Stock issued pursuant to the Plan shall thereupon become free of the restrictions imposed by this
Section 6 and shall thereupon become nonforfeitable in accordance with the following schedule:


   Full Years of Service
   ---------------------
 From Date of Initial Award
 --------------------------
To Participant Under the Plan                     Portion Freed of Restrictions
-----------------------------                     -----------------------------
           1                                                     33%
           2                                                     66%
           3                                                    100%

      For the purposes of this Section 6.6, the term "failure to be duly nominated for reelection to the Board" shall not include a failure to be nominated that results from a notification to the Company of the Participant's intention not to stand for reelection to the Board.

      6.7   Forfeiture

      Any termination from the Board of a Participant shall result in forfeiture of any restricted shares of Common Stock from which the restrictions have not been or are not thereby removed pursuant to Section 6.6. All forfeited shares of Common Stock shall revert to the Treasury of the Company.

Section 7.  General Provisions

      7.1   Definitions

      The capitalized terms as used in the Plan shall have the meaning set forth in this Section 7.1.

            (a)  Award - Each grant of shares to each Participant.

            (b)  Board - The Board of Directors of the Company.

            (c) Change in Control - If, within the previous five years, any "person" acquired "beneficial ownership" of 28% or more of the then outstanding "voting stock" of the Company or there has been a "business combination" with an "interested shareholder" that has not been approved by a majority of "disinterested directors." For the purpose of this subsection, the terms "person," "beneficial ownership," "voting stock," "disinterested director," "business combination," and "interested shareholder" shall have the meaning given to them in Article 7 of the Company's Articles of Incorporation as in effect on May 1, 1985.

            (d) Common Stock - Common Stock of the Company of the par value of $1.00 per share.

            (e)  Company - Armstrong World Industries, Inc.

            (f) Disability - A medically determinable physical or mental impairment which renders a Participant substantially unable to function as a member of the Board.
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              (g)  Participant - Each director of the Board as described in
                   Section 3 of the Plan.

              (h)  Plan - The Restricted Stock Plan for Nonemployee Directors.

              (i) Retirement - Termination of status as a director pursuant to a written declaration by the director delivered to the Chairman of the Board; provided, that if such declaration is made (i) by a director who has not yet reached age 62 and
                   (ii) in the year in which the director's term is scheduled to expire, it must be received by the Chairman of the Board prior to the Board's receipt of the Committee's recommen-dations regarding persons to be nominated (or renominated) for election as a director at the next annual meeting of shareholders.

          7.2  Adjustment in Number of Shares

          The number of shares of Common Stock specified in Section 4 to be reserved for the purposes of the Plan, and the number of shares of Common Stock specified in Section 5 to be included in the Awards to Participants, and the class of shares subject to the Plan shall be adjusted by the Board at such time and in such manner as the Board, in its discretion, may determine to be appropriate to give effect to any subdivision or combination of the outstanding shares of Common Stock into a greater or lesser number of shares, stock dividend, reclassification of shares, reorganization, merger, consolidation, exchange of shares, change in par value, or other change in the capitalization.

          7.3  Amendment and Discontinuance

          The Company reserves the right to amend, modify, suspend or terminate the Plan at any time by action of the Board, provided that such action shall not adversely affect any Participant's rights under the provisions of the Plan with respect to Awards which were made prior to such action, and further provided that any change in the definition of Participant under the Plan or in the number of shares available for grant under the Plan will be subject to the approval of the shareholders of the Company.

          7.4  Effective Date and Duration

          The Plan shall become effective June 25, 1990, subject to the subsequent approval of the shareholders of the Company. The Plan shall remain in effect until the earlier of the grant of all shares of Common Stock reserved for Awards under the Plan or the discontinuance of the Plan under Section 7.3.



As amended 12/16/96